Exhibit 16.1

December 9, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Echo Therapeutics, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Echo Therapeutics, Inc. dated December 8, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Wolf & Company, P.C

Wolf & Company, P.C.
Boston, Massachusetts